UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
November 11, 2008

INOVA TECHNOLOGY, INC.
(Formerly Edgetech Services. Inc.)

(EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

NEVADA                     000-27397                          98-0204280

(STATE OF              (COMMISSION FILE           (IRS EMPLOYER
INCORPORATION)                NUMBER)             IDENTIFICATION NO.)

233 Wilshire Boulevard, Suite 400, Santa Monica, CA, 90401

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

800 757 9808

(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

Item 8.01 Other events.

The company has received confirmation from Nasdaq OMX confirming that the reverse split at a ratio of 400:1 will be effective November 12, 2008 and that the trading symbol of the company will change to INVA

The company has taken this action in order to meet the criteria for listing on Amex (NYSE Alternext) and or Nasdaq. The Company expects to make an application to one of these exchanges during the next 60 days (although there can be no assurance that the application will be successful).

In the meantime, following the on time filing of the 10Q for the quarter ending October 2008 (due approximately December 15, 2008), Inova will be eligible to resume trading on the OTC Bulletin Board.

(b)                                   Exhibits*.

Exhibit No.	Item

1	Press Release.

* Pursuant to Item 601(b)(2) of Regulation S-K, certain of the exhibits and schedules may have been omitted. If so, such exhibits and schedules will be provided to the Securities and Exchange Commission upon request.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Inova Technology, Inc.

Date: November 10, 2008	By:	/s/ Adam Radly
Adam Radly
Chairman & Chief Executive Officer

3